
<ARTICLE> 5
<LEGEND>
This Financial Data Schedule contains summary financial information extracted for the Consolidated Financial Statements (Unaudited) of Pogo Producing
Company, including the Consolidated Balance Sheets of December 31, 1999 and the
Consolidated Statements of Income for the twelve months ended December 31, 1999, and is qualified in its entirety by reference to such Consolidated Financial
Statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                           6,267
<SECURITIES>                                         0
<RECEIVABLES>                                   73,191
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                     17,561
<CURRENT-ASSETS>                                99,389
<PP&E>                                       1,802,765
<DEPRECIATION>                               1,015,405
<TOTAL-ASSETS>                                 948,193
<CURRENT-LIABILITIES>                           95,229
<BONDS>                                        375,000
<PREFERRED-MANDATORY>                          144,751
<PREFERRED>                                          0
<COMMON>                                        40,279
<OTHER-SE>                                     228,233
<TOTAL-LIABILITY-AND-EQUITY>                   948,193
<SALES>                                        237,658<F2>
<TOTAL-REVENUES>                               275,116
<CGS>                                           76,417<F3>
<TOTAL-COSTS>                                   76,417<F3>
<OTHER-EXPENSES>                               144,707<F4>
<LOSS-PROVISION>                                     0<F5>
<INTEREST-EXPENSE>                              35,874
<INCOME-PRETAX>                                 31,717
<INCOME-TAX>                                     9,583
<INCOME-CONTINUING>                             22,134
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    22,134
<EPS-BASIC>                                       0.55
<EPS-DILUTED>                                     0.55

<F1>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included as a common-asset in Accounts receivable.
<F2>Does not include Gains or losses on sales.
<F3>Includes Lease operating and Pipeline operating and natural gas purchases expense, but excludes General and administrative, Exploration, Dry hole and impairment and Depreciation, depletion and amortization expenses.
<F4>Includes General and administrative, Exploration, Dry hole and impairment and Depreciation, depletion and amortization expenses.
<F5>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included in Oil and gas revenues.

